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                                                                    EXHIBIT 5.1

                                 BRYAN CAVE LLP
                             ONE METROPOLITAN SQUARE
                         211 NORTH BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE: (314) 259-2020

   WASHINGTON, D.C.                                      LONDON, ENGLAND
  NEW YORK, NEW YORK                                FRANKFURT AM MAIN, GERMANY
 KANSAS CITY, MISSOURI                                 RIYADH, SAUDI ARABIA
 OVERLAND PARK, KANSAS                                  KUWAIT CITY, KUWAIT
   PHOENIX, ARIZONA                                DUBAI, UNITED ARAB EMIRATES
LOS ANGELES, CALIFORNIA                                     HONG KONG
SANTA MONICA, CALIFORNIA                           AFFILIATED OFFICE IN BEIJING
   IRVINE, CALIFORNIA


                                 August 31, 1995


The Jones Financial Companies,
  a Limited Partnership
12555 Manchester Road
Des Peres, Missouri  63131

         Re: The Jones Financial Companies, a Limited Partnership; $45,000,000
             Aggregate Amount of Limited Partnership Interests
             ------------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for The Jones Financial Companies, a Limited Partnership, a Missouri limited Partnership (the "Partnership"), in connection with the preparation and filing of the Registration Statement for the above-referenced transaction on Form S-2 (the "Registration Statement") which has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in connection with the proposed offer and sale of non-voting, non-transferable limited partnership interests (the "Interests") to be issued pursuant to the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership dated October 1, 1993 (the "Partnership Agreement").

         In connection with the foregoing, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement and the Partnership Agreement. In addition, we have examined such other documents, records and questions of law as we have deemed necessary as a basis for the opinions hereinafter expressed.

         Based on the foregoing and subject to the limitations and assumptions contained in the description of the offering set forth in the Prospectus that is a part of the Registration Statement (the "Prospectus"), we are of the opinion that:

         1. The Partnership is a validly existing limited partnership under the laws of the State of Missouri.


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The Jones Financial Companies,
 a Limited Partnership
August 31, 1995
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         2.  The Interests have been duly authorized by all necessary action and, upon receipt of the consideration for the Interests, such Interests will be legally and validly issued, fully paid and non-assessable, and the holders of such Interests will be entitled to the benefits to which Limited Partners are entitled under the Partnership Agreement.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the heading "Legal Opinions."

                                      Very truly yours,

                                      /S/ BRYAN CAVE LLP
                                      BRYAN CAVE LLP